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                                                                    EXHIBIT 99.3

MACKAY SHIELDS LLC                                  CITICORP MEZZANINE III, L.P.
9 WEST 57TH STREET, 33RD FLOOR                  CITICORP CAPITAL INVESTORS, LTD.
NEW YORK, NY 10019                                       CVC CAPITAL FUNDING, LP
                                                       399 PARK AVENUE NEW YORK,
                                                                        NY 10043

                                  May 19, 2006

ACP Holding Company
2121 Brooks Avenue
Neenah, WI 54956
Attention: William M. Barrett

     RE: TRANSFER NOTICE AND FIRST OPTION

Dear Bill:

     Reference is made to the Stockholders Agreement, dated as of October 8, 2003 (the "Stockholders Agreement"), among ACP Holding Company ("ACP"), the Management Stockholders (as defined therein), MacKay Shields LLC ("MacKay"), Citicorp Mezzanine III, L.P. ("CM-III"), and Trust Company of the West ("TCW"). Terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

     Certain accounts for which MacKay is the investment advisor beneficially own, in the aggregate, 9,886,045 shares of Common Stock and 9,812,706 New Warrants (the "MacKay/ACP Securities"). Citicorp Capital Investors, Ltd. ("CCI") and CVC Capital Funding, LP (collectively with CM-III and CCI, the "Citicorp Stockholders") beneficially own 3,436,169 and 606,383 shares of Common Stock, respectively, and CM-III beneficially owns 7,848,141 New Warrants (collectively such Common Stock and New Warrants, the "Citicorp/ACP Securities"). Each of MacKay and the Citicorp Stockholders desires to Transfer all of the MacKay/ACP Securities and Citicorp/ACP Securities, as applicable, to Tontine Capital Partners, L.P. ("Tontine"). The purpose of this letter is for each of MacKay and the Citicorp Stockholders to (i) provide ACP with the Transfer Notice in accordance with Section 3.2(a) of the Stockholders Agreement and (ii) make a First Option in accordance with Section 3.2(b) of the Stockholders Agreement.

     Tontine has offered to purchase, among other things, all of the MacKay/ACP Securities and Citicorp/ACP Securities for an amount in cash equal to $1.80 per share of Common Stock and $1.79 per New Warrant, as more fully described in the Securities Purchase Agreement, dated May 19, 2006, attached hereto as Exhibit A (the "SPA"), the terms of which are incorporated by reference herein. Pursuant to Section 3.2(b) of the Stockholders Agreement (i) MacKay hereby offers a First Option to ACP to purchase all of the MacKay/ACP Securities and (ii) the Citicorp Stockholders hereby offer a First Option to ACP to purchase all of the Citicorp/ACP Securities, in each case for the same consideration offered to be paid to such party by Tontine. Pursuant to Section 3.2(b) of the Stockholders Agreement, the decision of whether or not ACP will accept a First Option shall be made by the Board of Directors, and ACP is required to give each of MacKay and the Citicorp Stockholders written notice (the "ACP Response") of such determination on or prior to the tenth Business Day after receipt of this letter. However, if ACP does not desire to accept either First Option described above, MacKay and the Citicorp

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Stockholders would appreciate receipt of the applicable ACP Response as soon as possible after such determination is made.

     If ACP fails to respond to a First Option within the Election Period or declines to exercise such First Option, MacKay Shields and/or the Citicorp Stockholders, as applicable, intend to provide a Transfer Notice and Second Option to all 5% Stockholders who are not party to the SPA, if any. Any such Transfer Notice and Second Option shall also include a copy of the SPA and a Participation Offer, which will be joined by TCW, in accordance with Section 3.4 of the Stockholders Agreement However, the Stockholders Agreement does not specifically state whether Tag-Along Participating Stockholders are required to comply with Section 3.2 of the Stockholders Agreement and make a First Option to ACP prior to being permitted to participate in a Tag-Along Transaction. Each of MacKay and the Citicorp Stockholders believes that this was neither the intent of the parties to the Stockholders Agreement nor would this interpretation be appropriate or rational since ACP would have to reject a First Option before any such Tag-Along Transaction (which would be for the same consideration and on the same terms and conditions as such First Option) could become a possibility. However, to avoid any misunderstandings, MacKay and the Citicorp Stockholders request that ACP acknowledge in the ACP Response that it has no right to receive from a Tag-Along Participating Stockholder, and no Tag-Along Participating Stockholder is obligated to provide ACP with, a First Option prior to consummating any Tag-Along Transaction offered by MacKay or the Citicorp Stockholders in connection with the transactions described herein. MacKay and the Citicorp Stockholders also request that ACP, in the ACP Response, confirm if it is aware of any 5% Stockholders other than MacKay, the Citicorp Stockholders and TCW.

     Please contact us if you have any questions regarding this letter. Thank you for your prompt attention to this matter.

                                      Sincerely,

                                      MACKAY SHIELDS LLC,
                                      as investment advisor for certain accounts


                                      By: /s/ Lucille Protas
                                          --------------------------------------
                                      Name: Lucille Protas
                                      Title: Chief Administrative Officer


                                      CITICORP MEZZANINE III, L.P.


                                      By: /s/ Richard E. Mayberry, Jr.
                                          --------------------------------------
                                      Name: Richard E. Mayberry, Jr.
                                            ------------------------------------
                                      Title: Managing Director
                                             -----------------------------------
                                             Citicorp Capital Investors, Ltd.
                                             399 Park/14th FL/2nd
                                             (212) 559-2651


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                                      CITICORP CAPITAL INVESTORS, LTD.


                                      By: /s/ RICHARD E. MAYBERRY, JR.
                                          --------------------------------------
                                      Name: RICHARD E. MAYBERRY, JR.
                                      Title: Managing Director
                                             Citicorp Capital Investors, Ltd.
                                             399 Park/14th FL/Zn. 4
                                             (212) 559-2651


                                      CVC CAPITAL FUNDING LP


                                      By: /s/ RICHARD E. MAYBERRY, JR.
                                          --------------------------------------
                                      Name: RICHARD E. MAYBERRY, JR.
                                      Title: Managing Director
                                             Citicorp Capital Investors, Ltd.
                                             399 Park/14th FL/Zn. 4
                                             (212) 559-2651

cc:  Geoffrey W. Levin (Kirkland & Ellis LLP)
     Bruce C. Davidson (Quarles & Brady LLP)
     Ronald R. Jewell (Dechert LLP)


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